UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 01, 2026

PGIM PRIVATE CREDIT FUND

(Exact name of Registrant as Specified in Its Charter)

Delaware	814-01582	88-1771414
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

655 Broad Street
Newark, New Jersey		07102-4410
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 973 802-5032

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03  Amendments to Articles of Incorporation or Bylaws.

On March 26, 2026, the Board of Trustees (the members thereof, the "Trustees") of PGIM Private Credit Fund (the “Fund”) approved the Fifth Amended and Restated Agreement and Declaration of Trust of the Fund (the “Declaration of Trust”), effective as of April 1, 2026. The amendments to the Declaration of Trust, among other things, clarify that (i) to the extent an appraisal is included in a prospectus used to offer the securities of an entity resulting from an acquisition, merger or consolidation of the Fund, such appraisal shall be filed with the U.S. Securities and Exchange Commission and automatically triggers Section 11 liability under the Securities Act of 1933, as amended; (ii) in the case of an assignment of Fund shares, assignees will be granted the same rights as if they were purchasing shareholders; and (iii) shareholders’ right to bring direct actions against the Fund and/or its Trustees shall be subject to the same conditions required for the bringing of a derivative action pursuant to Section 14.3 of the Declaration of Trust and Section 3816 of Chapter 38 of Title 12 of the Delaware Code, 12 Del. C. §3801, et seq., as such act may be amended from time to time.

The foregoing description of the Declaration of Trust does not purport to be complete and is qualified in its entirety by reference to a copy of the Declaration of Trust, which is filed as Exhibit 3.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 9.01.            Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
3.1	Fifth Amended and Restated Agreement and Declaration of Trust of the Registrant
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PGIM PRIVATE CREDIT FUND

Date:	April 7, 2026	By:	/s/ George Hoyt
		Name: Title:	George Hoyt Assistant Secretary